CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form S-1 of our report dated May 5, 2005, relating to the financial statements of Key Hospitality Acquisition Corporation and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein, Kass and Company, P.C.

Roseland, New Jersey
August 22, 2005